                                                                  EXECUTION COPY






                               SECURITY AGREEMENT



                            Dated as of June 15, 2000

                                      from

                      COMPOST AMERICA HOLDING COMPANY, INC.

                                       to

                               W-L ASSOCIATES, LLC

                               TABLE OF CONTENTS

Section                                                                     Page

Section 1.   Grant of Security.................................................1

Section 2.   Security for Obligations..........................................2

Section 3.   Borrower Remains Liable...........................................2

Section 4.   Representations and Warranties....................................2

Section 5.   Place of Perfection; Records......................................3

Section 6.   Further Assurances................................................3

Section 7.   Interest; Dividends; Etc..........................................4

Section 8.   As to the Assigned Agreements.....................................4

Section 9.   Payments Under the Assigned Agreements............................5

Section 10.  Transfers and Other Liens; Additional Shares......................5

Section 11.  Maintaining the Cash Concentration Account........................5

Section 12.  Release of Amounts................................................5

Section 13.  W-L Appointed Attorney-in-Fact....................................5

Section 14.  W-L May Perform...................................................6

Section 15.  W-L's Duties......................................................6

Section 16.  Remedies..........................................................6

Section 17.  Indemnity and Expenses............................................7

Section 18.  Amendments; Waivers; Etc..........................................7

Section 19.  Addresses for Notices.............................................7

Section 20.  Continuing Security Interest......................................7

Section 21.  Termination.......................................................7

Section 22.  Governing Law.....................................................7

Section 23.  Execution.........................................................8

Schedule I   Assigned Agreements

Exhibit A    Form of Cash Concentration Account Letter
             Schedule I to Exhibit A

Exhibit B    Form of Consent and Agreement

                               SECURITY AGREEMENT


         SECURITY AGREEMENT dated as of June 15, 2000 made by Compost America Holding Company, Inc., a New Jersey corporation with an office at One Gateway Center, 25th Floor, Newark, New Jersey 07102 ("CAHC"), to W-L Associates, LLC, INC., a Delaware limited liability company ("W-L").

                             PRELIMINARY STATEMENTS.

         (1) CAHC, Wasteco Ventures Limited, a corporation organized under the laws of the British Virgin Islands ("Wasteco") and Robert J. Longo, an individual residing in the State of New Jersey ("Longo") have entered into a Sharing Agreement dated as of March 31, 2000 (terms defined therein and not otherwise defined herein being used herein as therein defined).

         (2) CAHC is required pursuant to the Sharing Agreement to, among other things, grant to W-L a first lien security interest including proceeds in (A) all of CAHC's membership interests in American Marine Rail LLC ("AMR"), (B) CAHC's right, title and interest in certain contracts and agreements which provide for, among other things, the right to purchase additional interests in AMR from AW Compost Partners, LLC and (C) all additional interests purchased (collectively, the "AMR Interests") to secure the obligation of CAHC to redeem Class A Preferred Stock held by the W-L in an amount up to $3 million as to proceeds arising as to the AMR Interests.

         (3) CAHC has opened a cash concentration deposit account and securities account, Account No. _______ (the "Cash Concentration Account"), with _______ at its office at _____ New York, New York _____ (the "Collateral Bank"), in the name of CAHC but under the sole dominion and control of W-L and subject to the terms of this Agreement.

         (4) Unless otherwise defined in this Agreement or in the Sharing Agreement, terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. Uniform Commercial Code") are used in this Agreement as such terms are defined in such Article 8 or 9.

         NOW, THEREFORE, in consideration of the premises and in order to induce Wasteco and Longo to waive the Exchange Option, CAHC hereby agrees as follows:

         Section 1. Grant of Security. CAHC hereby assigns and pledges to W-L, and hereby grants to W-L a security interest in all of CAHC's right, title and interest in and to, the following (collectively, the "Collateral"):

         (a) each of the agreements listed on Schedule I hereto, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of CAHC to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of CAHC to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements,
     (iii) claims of CAHC for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of CAHC to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "Agreement Collateral");

         (b) all of CAHC's right, title and interest, whether now owned or hereafter acquired, in and to the AMR Interests and all cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the AMR Interests;

         (c) the following (collectively, the "Account Collateral"): the Cash Concentration Account, all financial assets from time to time credited to the Cash Concentration Account (including, without limitation, all cash equivalents from time to time credited to the Cash Concentration Account), and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such financial assets, and all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Cash Concentration Account; and

         (d) all proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

         Section 2. Security for Obligations. This Agreement secures (i) the obligations of CAHC now or hereafter existing under the Sharing Agreement to redeem the Class A Preferred Stock up to an amount not to exceed more than $3 million as to proceeds arising as to the Collateral and (ii) the payment of all obligations of CAHC now or hereafter existing under this Agreement, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the "Secured Obligations").

         Section 3. Borrower Remains Liable. Anything herein to the contrary notwithstanding, (a) CAHC shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by W-L of any of the rights hereunder shall not release CAHC from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) W-L shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall W-L be obligated to perform any of the obligations or duties of CAHC thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         Section 4. Representations and Warranties. CAHC represents and warrants as follows:

         (a) CAHC is the legal and beneficial owner of the Collateral free and clear of any lien, except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of W-L relating to this Agreement. None of the Agreement Collateral is evidenced by a promissory note or other instrument that has not been delivered to W-L. Original copies of each Assigned Agreement have been delivered to W-L.

         (b) This Agreement and the pledge of the Collateral pursuant hereto create a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

         (c) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by CAHC of the assignment and security interest granted hereby, for the pledge by CAHC of the Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by CAHC, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment or security interest), except for the filing of financing and continuation statements under the N.Y. Uniform Commercial Code or the Uniform Commercial Code in effect in the State of New Jersey ("N.J. Uniform Commercial Code"), as applicable, which financing statements have been duly filed, or (iii) for the exercise by W-L of its rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally.

         (d) The chief place of business and chief executive officer of CAHC and the office where CAHC keeps (A) its records concerning the AMR Interests and (B) the original copies of each Assigned Agreement are located at One Gateway Center, 25 th Floor, Newark, New Jersey, 07102.

         (e) The Assigned Agreements to which CAHC is a party, true and complete copies of which have been furnished to W-L, have been duly authorized, executed and delivered by all parties thereto, have not been amended, amended and restated, supplemented or otherwise modified, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms. There exists no default under any Assigned Agreement to which CAHC is a party by any party thereto. Each party to the Assigned Agreements listed on Schedule I hereto other than CAHC has executed and delivered to CAHC a consent, in substantially the form of Exhibit B hereto or otherwise in form and substance satisfactory to W-L, to the assignment of the Agreement Collateral to W-L pursuant to this Agreement.

         Section 5. Place of Perfection; Records. CAHC shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral and the original copies of each Assigned Agreement, at the location therefor specified in Section 4(d) or, upon 30 days' prior written notice to W-L, at such other locations in a jurisdiction where all actions required by Section 6 shall have been taken with respect to the Collateral. The Borrower will hold and preserve such records and will permit representatives of W-L at any time during normal business hours to inspect and make abstracts from such records.

         Section 6. Further Assurances. (a) CAHC agrees that from time to time, at the expense of CAHC, CAHC will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that W-L may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable W-L to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, CAHC will: (i) mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to W-L, indicating that such Collateral is subject to the security interest granted hereby; (ii) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to W-L hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the W-L; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as W-L may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

         (b) CAHC hereby authorizes W-L to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of CAHC where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         (c) CAHC will furnish to W-L from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as W-L may reasonably request, all in reasonable detail.

         Section 7.  Interest; Dividends; Etc. Any and all:

                 (A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

                 (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

                 (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral shall be, and shall be forthwith delivered to W-L to hold as, Collateral and shall, if received by CAHC, be received in trust for the benefit of W-L, be segregated from the other property or funds of CAHC and be forthwith delivered to W-L as Collateral in the same form as so received (with any necessary indorsement).

         Section 8. As to the Assigned Agreements. (a) CAHC will at its expense:

         (i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such action to such end as may be reasonably requested from time to time by W-L; and

         (ii) furnish to W-L promptly upon receipt thereof copies of all notices, requests and other documents received by CAHC under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to W-L such information and reports regarding the Assigned Agreements and such other Collateral of CAHC as W-L may reasonably request and (B) upon request of W-L make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as W-L is entitled to make thereunder.

         (b) CAHC agrees that it will not, without the prior written consent of W-L:

         (i) cancel or terminate any Assigned Agreement to which it is a party or consent to or accept any cancellation or termination thereof;

         (ii) amend, amend and restate, supplement or otherwise modify any such Assigned Agreement or give any consent, waiver or approval thereunder;

         (iii) waive any default under or breach of any such Assigned Agreement; or

         (iv) take any other action in connection with any such Assigned Agreement that would impair the value of the interests or rights of CAHC thereunder or that would impair the interests or rights of W-L hereunder.

         (c) CAHC hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to W-L of each Assigned Agreement to which it is a party.

         Section 9. Payments Under the Assigned Agreements. CAHC agrees, and has effectively so instructed each other party to each Assigned Agreement to which it is a party, that all payments due or to become due under or in connection with such Assigned Agreement will be made directly to the Cash Concentration Account.

         Section 10. Transfers and Other Liens; Additional Shares. CAHC shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or suffer to exist any lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created by this Agreement.

         Section 11. Maintaining the Cash Concentration Account. So long as there is any Secured Obligation outstanding, CAHC will (a) maintain the Cash Concentration Account only with a bank that has entered into a letter agreement substantially in the form of Exhibit A hereto or otherwise in form and substance satisfactory to W-L, (b) immediately instruct any entity or person, or any successor thereto obligated at any time to make any payment to CAHC pursuant to the AMR Interests or any of the Assigned Agreements to make such payment to the Cash Concentration Account and (c) immediately deposit any proceeds of any of the Collateral in the Cash Concentration Account.

         Section 12. Release of Amounts. At any time when cash or cash equivalents in the Cash Concentration Account exceed $1,000,000, W-L will direct the Collateral Bank to pay and release to W-L such amounts then on deposit in the Cash Concentration Account to be applied to the obligations of CAHC under the Sharing Agreement to redeem Class A Preferred Stock; provided, however that the maximum amount of funds permitted to be released for such purpose shall be $3,000,000 as to proceeds arising as to the AMR Interests.

         Section 13. W-L Appointed Attorney-in-Fact. CAHC hereby irrevocably appoints W-L CAHC's attorney-in-fact, with full authority in the place and stead of CAHC and in the name of CAHC or otherwise, from time to time in W-L's discretion, to take any action and to execute any instrument that W-L may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

         (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

         (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above, and

         (c) to file any claims or take any action or institute any proceedings that W-L may deem necessary or desirable for the collection of any of the Collateral.

         Section 14. W-L May Perform. If CAHC fails to perform any agreement contained herein,W-L may itself perform, or cause performance of, such agreement, and the expenses of W-L incurred in connection therewith shall be payable by CAHC under Section 17(b).

         Section 15. W-L's Duties. The powers conferred on W-L hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, W-L shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not W-L has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. W-L shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which W-L accords its own property.

         Section 16. Remedies. If any default under the Sharing Agreement with respect to CAHC's obligation to redeem the Class A Preferred Stock or this Agreement shall have occurred and be continuing:

         (a) W-L may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the N.Y. Uniform Commercial Code (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may (i) require CAHC to, and CAHC hereby agrees that it will at its expense and upon request of W-L forthwith, assemble all or part of the Collateral as directed by W-L and make it available to W-L at a place to be designated by W-L that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of W-L's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as W-L may deem commercially reasonable. CAHC agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to CAHC of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. W-L shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. W-L may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (b) All cash proceeds received by W-L in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of W-L, be held by the W-L as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to W-L pursuant to Section 17) in whole or in part by W-L against, all or any part of the Secured Obligations in such order as W-L shall elect. Any surplus of such cash or cash proceeds held by W-L and remaining after payment in full of all the Secured Obligations shall be paid over to CAHC or to whomsoever may be lawfully entitled to receive such surplus.

         (c) W-L may exercise any and all rights and remedies of CAHC under or in connection in respect of the Collateral (including, without limitation, any Assigned Agreement).

         (d) All payments received by CAHC under or in connection in respect of the Collateral shall be received in trust for the benefit of W-L, shall be segregated from other funds of CAHC and shall be forthwith paid over to W-L in the same form as so received (with any necessary indorsement).


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

         Section 17. Indemnity and Expenses. (a) CAHC agrees to indemnify W-L from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from W-L's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

         (b) CAHC will upon demand pay to W-L the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that W-L may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of W-L hereunder or (iv) the failure by CAHC to perform or observe any of the provisions hereof.

         Section 18. Amendments; Waivers; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by CAHC herefrom, shall in any event be effective unless the same shall be in writing and signed by W-L, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of W-L to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

         Section 19. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier communication and any other method of communication authorized by W-L) and, mailed, telecopied or otherwise sent or delivered to CAHC or to the W-L, as the case may be, in each case addressed to it at its address specified in the Sharing Agreement or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telecopied, or otherwise sent or delivered, be effective when deposited in the mails, telecopied or otherwise sent or delivered, respectively, addressed as aforesaid.

         Section 20. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations,
(b) be binding upon CAHC, its successors and assigns and (c) inure, together with the rights and remedies of W-L hereunder, to the benefit of W-L, and its respective successors, transferees and assigns.

         Section 21. Termination. Upon the payment in full in cash of the Secured Obligations, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to CAHC. Upon any such termination, W-L will, at CAHC's expense, execute and deliver to CAHC such documents as CAHC shall reasonably request to evidence such termination.

         Section 22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

         Section 23. Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of a signature page to this Agreement (whether by fax or manually executed) shall be effective as if it were delivery of a manually executed counterpart of this Agreement.

                      [Signature Page Immediately Follows]

         IN WITNESS WHEREOF, CAHC has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                           COMPOST AMERICA HOLDING COMPANY, INC.



                                           By___________________________________
                                              Title:

                                                               Schedule I to the
                                                              Security Agreement



                               Assigned Agreements

1. Memorandum of Agreement dated as of June 15 among Ronald A. Klempner, Naomi Rubin, Prince George's Contractors, Inc., Andrsen, Weinroth & Co., L.P., Compost America Holding Company, Inc. ("CAHC") and Roy F. Weston of N.Y. Inc.

2. American Marine Rail Limited Liability Company Agreement dated as of April 1, 1997 and Certificate of Formation dated May 27, 1997;

3. Investment Agreement made as of August 31, 1997 between Andersen Weinroth & Co. L.P. ("AW"), American Marine Rail, LLC (the "Company"), PTI, Klempner and Rubin;

4. Agreement between AW, AW Compost Partners, LLC, CAHC and the Company dated as of July 15, 1999; and

5. Option Agreement between PTI and Robert W. Jones III ("Jones") dated April 1, 1997.

                                                                Exhibit A to the
                                                              Security Agreement


                    FORM OF CASH CONCENTRATION ACCOUNT LETTER



                                                           ---------------, ----

[Name and address
of Collateral Bank]

                      Compost America Holding Company, Inc.

Gentlemen/women:

         Reference is made to deposit account no. __________ (the "Cash Concentration Account") into which certain monies, instruments and other properties are deposited from time to time maintained with you by Compost America Holding Company, Inc., a New Jersey corporation (the "Grantor"). Pursuant to the Security Agreement dated June __, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"), the Grantor has granted to W-L Associates, LLC, a Delaware limited liability corporation ("W-L"), a security interest in, and sole dominion and control of, certain property of the Grantor, including, among other things, the following (the "Account Collateral"): the Cash Concentration Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Cash Concentration Account, all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral and all proceeds of any and all of the foregoing Account Collateral. It is a condition to the continued maintenance of the Cash Concentration Account with you that you agree to this letter agreement.

         By executing this letter agreement, you acknowledge notice of, and consent to the grant of the security interest in, and the pledge and assignment of, the Account Collateral to W-L and you confirm to W-L that the description of the Cash Concentration Account set forth on Schedule I hereto is correct and that you have not received any notice of any other security interest in, pledge or assignment of, or other claim (other than that of the Grantor) on, the Cash Concentration Account. Further, you hereby agree with W-L that:

         (a) Notwithstanding anything to the contrary in any other agreement relating to the Cash Concentration Account, the Cash Concentration Account is and will be subject to the security interest, pledge and assignment created under the Security Agreement, will be maintained solely for the benefit of W-L, will have the title set forth opposite the account number therefor on Schedule I hereto and will be subject to written instructions only from an officer of W-L. Only W-L is authorized to withdraw amounts from, to draw upon, or, except as otherwise set forth herein, to otherwise exercise any powers with respect to the Cash Concentration and the funds deposited therein. W-L authorizes and directs that the sole signatories authorized to act on behalf of W-L with respect to the Cash Concentration Account are and shall be such officers of W-L as W-L may from time to time designate in a writing acceptable to you. You may rely without liability on any such written designation, absent manifest error, unless and until you receive a written designation to the contrary. Any such written designation shall include the specimen signature of each authorized officer of W-L.

         (b) You will collect mail from the Cash Concentration Account on each of your business days at times that coincide with the delivery of mail thereto.

         (c) You will follow your usual operating procedures for the handling of any remittance that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures, incorrect payees, etc. received in any the Cash Concentration Account.

         (d) You will endorse and process all eligible checks and other remittance items not covered by paragraph (c) and deposit such checks and remittance items in the Cash Concentration Accounts.

         (e) You will maintain a record of all checks and other remittance items received in the Cash Concentration Account and, in addition to providing the Grantor with photostats, vouchers, enclosures, etc. of such checks and remittance items on a daily basis, furnish to W-L a monthly statement of the Cash Concentration Account, to be mailed or telecopied to W-L at:
     _______________, __________, __________, Telecopier No. __________,
     Attention: __________.

         (f) Unless W-L shall have made the request referred to in paragraph (g) below, you will from time to time (x) invest amounts on deposit in the Cash Concentration Account in such cash equivalents in the name of W-L as the Grantor may select and W-L may approve, and (y) invest interest paid on the cash equivalents referred to in clause (x) above, and reinvest other proceeds of any such cash equivalents that may mature or be sold, in each case in such cash equivalents in the name of W-L as the Grantor may select and W-L may approve. Interest and proceeds that are not invested or reinvested in cash equivalents as provided above shall be deposited and held in the Cash Concentration Account. In addition, W-L has the right at any time to direct you to exchange such cash equivalents for similar cash equivalents of smaller or larger denominations, or for other cash equivalents, and you agree to comply with any such direction.

         (g) Upon the written request of W-L to you, you will transfer, in same day funds, on each of your business days thereafter until W-L withdraws such request in writing (in which case the provisions of paragraph (g) shall again become operative), all amounts collected from or on deposit in the Cash Concentration Account (or such lesser amounts as W-L shall direct) on such day to the following account (the "W-L Account"):

             W-L Associates, LLC
             Account No. ________
             ____________________
             ____________________
             ____________________
             Attention:__________

     Each such transfer of funds shall neither comprise only part of a remittance nor reflect the rounding off of any funds so transferred.

         (h) All transfers referred to in paragraph (g) above shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and you will not seek to recover from W-L for any reason any such payment once made.

         (i) All service charges and fees with respect to the Cash Concentration Account shall be payable by the Grantor, and deposited checks returned for any reason shall not be charged to the Cash Concentration Account.

         (j) W-L shall be entitled to exercise any and all rights of the Grantor in respect of the Cash Concentration Account and the other Account Collateral in accordance with the terms of the Security Agreement, and you shall comply in all respects with such exercise.

         You hereby represent and warrant that the person executing this letter agreement on your behalf is duly authorized to do so.

         No amendment or waiver of any provision of this letter agreement, nor consent to any departures by you or the Grantor herefrom, shall be effective unless the same shall be in writing as signed by you, the Grantor and W-L.

         This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of W-L and their successors, transferees and assigns. You may terminate this letter agreement upon thirty days' prior written notice to the Grantor and W-L. Upon such termination you shall close the Cash Concentration Account and transfer all funds in the Cash Concentration Account to another account as instructed by W-L at such time. After any such termination, you shall nonetheless remain obligated promptly to transfer to such other account as instructed by W-L at such time all funds and other property received in respect of the Cash Concentration Account.

         This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of an original executed counterpart of this letter agreement.

         Please indicate your acknowledgment of and agreement to the provisions of this letter agreement by signing in the appropriate space provided below and returning this letter agreement to ________________, _______________,
__________, ________ ______, Telecopier No.: (212) ___-____, Attention:
________________. If you elect to deliver this letter agreement by telecopier, please arrange for the executed original to follow by next-day courier.

         This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                           Very truly yours,

                                           COMPOST AMERICA HOLDING COMPANY, INC.


                                           By___________________________________
                                              Title:


                                           W-L ASSOCIATES, LLC


                                           By___________________________________
                                              Title:


Acknowledged and agreed to as of
the date first above written:

[NAME OF COLLATERAL BANK]

By______________________________
   Title:

                                                Schedule I to Exhibit A (Form of
                                              Cash Concentration Account Letter)


Account Number                 Account Name
--------------                 ------------

                                                                Exhibit B to the
                                                              Security Agreement


                          FORM OF CONSENT AND AGREEMENT

         The undersigned hereby (a) acknowledges notice of, and consents to the terms and provisions of, the Security Agreement dated June __, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement", the terms defined therein being used herein as therein defined) from Compost America Holding Company, Inc., a New Jersey corporation (the "Grantor") to W-L Associates, LLC, a Delaware limited liability company ("W-L"), (b) consents in all respects to the pledge and assignment to W-L of all of the Grantor's right, title and interest in, to and under the Assigned Agreement (as defined below) pursuant to the Security Agreement, (c) acknowledges that the Grantor has provided it with notice of the right of W-L in the exercise of its rights and remedies under the Security Agreement to make all demands, give all notices, take all actions and exercise all rights of the Grantor under the Assigned Agreement, and (d) agrees with W-L that:

         (i) The undersigned will make all payments to be made by it under or in connection with the __________ Agreement dated _______________, ____ (the "Assigned Agreement") between the undersigned and the Grantor directly to the Cash Concentration Account or otherwise in accordance with the instructions of W-L.

         (ii) All payments referred to in paragraph (i) above shall be made by the undersigned irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and the undersigned will not seek to recover from any Secured Party for any reason any such payment once made.

         (iii) W-L or its designee shall be entitled to exercise any and all rights and remedies of the Grantor under the Assigned Agreement in accordance with the terms of the Security Agreement, and the undersigned shall comply in all respects with such exercise.

         (iv) The undersigned will not, without the prior written consent of W-L, (A) cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof or (B) amend, amend and restate, supplement or otherwise modify the Assigned Agreement.

         (v) In the event of a default by the Grantor in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable the undersigned to terminate or suspend its obligations under the Assigned Agreement, the undersigned shall not terminate the Assigned Agreement until it first gives written notice thereof to W-L and permits the Grantor and W-L the period of time afforded to the Grantor under the Assigned Agreement to cure such default.

         (vi) The undersigned shall deliver to W-L, concurrently with the delivery thereof to the Grantor, a copy of each notice, request or demand given by the undersigned pursuant to the Assigned Agreement.

         (vii) Except as specifically provided in this Consent and Agreement, W-L shall not have any liability or obligation under the Assigned Agreement as a result of this Consent and Agreement, the Security Agreement or otherwise.

         This Consent and Agreement shall be binding upon the undersigned and its successors and assigns, and shall inure, together with the rights and remedies of W-L hereunder, to the benefit of W-L's successors, transferees and assigns. This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Agreement as of the date set opposite its name below.

Dated:  _______________, ____              [NAME OF OBLIGOR]

                                           By___________________________________
                                              Title:


                                       2